Execution Version

Exhibit 10.43
FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (this “Amendment”) is entered into effective as of the 16th day of November, 2016, by and among Gran Tierra Energy International Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Borrower”), Gran Tierra Energy Inc., a corporation duly formed and existing under the laws of the State of Delaware (f/k/a Gran Tierra Energy Inc., a corporation duly formed and existing under the laws of the State of Nevada, “Parent”), The Bank of Nova Scotia, as administrative agent ( “Administrative Agent”) and Lenders party hereto.
W I T N E S S E T H:
WHEREAS, Borrower, Parent, Administrative Agent, and Lenders are parties to that certain Credit Agreement dated as of September 18, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement as amended by this Amendment);
WHEREAS, pursuant to the Credit Agreement, Lenders have made certain Loans to Borrower and provided certain other credit accommodations to Borrower;
WHEREAS, Borrower has advised Administrative Agent and Lenders that it intends to prepay the Term Loans in full;
WHEREAS, Borrower has requested that Administrative Agent and Lenders enter into this Amendment to amend the Credit Agreement to, among other things, delete Section 6.02(e) of the Credit Agreement;
WHEREAS, Lenders have agreed to increase the Borrowing Base to $250,000,000.00, which redetermination of the Borrowing Base shall constitute the November 1, 2016 Scheduled Redetermination.
WHEREAS, Administrative Agent, Borrower and Lenders have agreed to enter into this Amendment to amend the Credit Agreement as more particularly set forth herein;
NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent and Lenders hereto hereby agree as follows:
Section 1.Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be amended, effective as of the Fourth Amendment Effective Date, as follows:
1.1    Global Amendment. Each reference in any Loan Document to “Gran Tierra Energy Inc., a corporation duly formed and existing under the laws of the State of Nevada” is hereby amended and restated in its entirety with “Gran Tierra Energy Inc., a corporation duly formed and existing under the laws of the State of Delaware”.
1.2    Amendment to Section 6.02 of the Credit Agreement. Section 6.02 of the Credit Agreement is hereby amended by (a) deleting Section 6.02(e) of the Credit Agreement in its entirety and (b) amending and restating “and (e).” at the end of the last sentence of Section 6.02 of the Credit Agreement in its entirety with “.”.
1.3    Amendment to Section 8.16 of the Credit Agreement. Section 8.16 of the Credit Agreement is hereby amended by (a) amending and restating Section 8.16(a)(vi) in its entirety with “[Reserved].” and (b) inserting new clause (c) of Section 8.16 as follows:

(c)    No later than December 21, 2016 (or such longer time as the Majority Lenders may agree), the Administrative Agent shall have received satisfactory evidence that the corporate resolutions of Taghmen approving the appointment of new directors of Taghmen by its sole shareholder have been duly registered with the Spanish Commercial Register.

1.4    Amendment to Section 9.02(e) of the Credit Agreement. Section 9.02(e) of the Credit Agreement shall be amended by amending and restating “percentage equal to the lesser of (x) the amount of the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is $160,000,000 and (y) the Borrowing Base Utilization Percentage” with “Borrowing Base Utilization Percentage”.
1.5    Amendment to Section 9.02(g) of the Credit Agreement. Section 9.02(g) of the Credit Agreement shall be amended by replacing “$150,000,000” in the first proviso with “$300,000,000”.

1.6    Amendment to Section 9.02(i) of the Credit Agreement. Section 9.02(i) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

(i)    Debt incurred by any Credit Party, the principal amount of which does not exceed five percent (5%) of the then-effective Borrowing Base in the aggregate.
1.7    Amendment to Sections 9.05(g) and 9.05(k) of the Credit Agreement. Sections 9.05(g) and 9.05(k) of the Credit Agreement shall be amended by amending and restating “percentage equal to the lesser of (x) the amount of the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is $160,000,000 and (y) the Borrowing Base Utilization Percentage” with “Borrowing Base Utilization Percentage”.

1.8    Amendment to Section 9.10 of the Credit Agreement. Section 9.10 of the Credit Agreement is hereby amended by (a) inserting “(as if such Credit Party had become a Subsidiary Guarantor as of such date)” immediately after “Section 8.14” therein, (b) deleting “and” immediately before clause (e) therein, (c) deleting “.” at the end thereof and (d) inserting new clause (f) after clause (e) therein to read as follows:
and (f) any Credit Party (other than the Borrower) may liquidate, wind up or dissolve if the Parent determines in good faith that such liquidation or dissolution is not materially disadvantageous to the Lenders and all of the assets of such Credit Party are transferred to another Credit Party.
1.9    Amendment to Section 12.02(b) of the Credit Agreement. Section 12.02(b) of the Credit Agreement is hereby amended by deleting “or Section 6.02(e)” therein in its entirety.
1.10    Amendment to Annex I of the Credit Agreement. Annex I of the Credit Agreement is hereby amended and restated in its entirety with Annex I attached hereto.
1.11    Amendment to Exhibit B of the Credit Agreement. Exhibit B of the Credit Agreement is hereby amended and restated in its entirety with Exhibit B attached hereto.
SECTION 2.    Redetermination of Borrowing Base. Lenders hereby agree that for the period from and including the Fourth Amendment Effective Date, but until the next Scheduled Redetermination Effective Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.08(e), Section 2.08(f) or Section 9.11(d) of the Credit Agreement, whichever occurs first, the amount of the Borrowing Base shall be increased to $250,000,000.00, which redetermination of the Borrowing Base shall constitute the November 1, 2016 Scheduled Redetermination of the Borrowing Base. This Section 2 constitutes the New Borrowing Base Notice for the November 1, 2016 Scheduled Redetermination of the Borrowing Base.
SECTION 3.    Conditions Precedent. This Amendment shall be effective on the date that each of the following conditions precedent is satisfied or waived in accordance with Section 12.02 of the Credit Agreement (the “Fourth Amendment Effective Date”):
3.1    Prepayment of Term Loan. Administrative Agent shall have received reasonably satisfactory evidence that the Term Loans have been indefeasibly prepaid in full in cash concurrently with the effectiveness of this Amendment on the Fourth Amendment Effective Date.
3.2    Fee Letter. The Borrower shall have paid to the Administrative Agent and the Lenders all fees required to be paid by the Borrower (including pursuant to that certain Fee Letter dated as of the date hereof between the Parent and the Administrative Agent (the “Fourth Amendment Fee Letter”).
3.3    Secretary’s Certificate. The Administrative Agent shall have received a certificate of the Secretary, an Assistant Secretary or another officer of the Parent setting forth (a) resolutions of its board of directors or other applicable governing body with respect to the authorization of the Parent to execute and deliver this Fourth Amendment, (b) the directors and/or officers of the Parent (i) who are authorized to sign the Loan Documents to which the Parent is a party and (ii) who will, until removed from the board of directors or replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (c) specimen signatures of such authorized directors and/or officers, and (d) the articles or certificate of incorporation and bylaws or memorandum and articles of association (or other organizational documents) of the Parent, certified as being true and complete.
3.4    Counterparts. Administrative Agent shall have received from Lenders, Parent and Borrower, counterparts (in such number as may be requested by Administrative Agent) of this Amendment signed on behalf of such Persons.
3.5    Expenses. Borrower shall have paid to Administrative Agent any and all expenses payable to Administrative Agent (including counsel of Administrative Agent) or Lenders pursuant to or in connection with this Amendment or as required by the Credit Agreement.
3.6    No Default/No Event of Default/No Borrowing Base Deficiency. No Default or Event of Default shall have occurred and be continuing and no Borrowing Base Deficiency shall exist.
SECTION 4.    Reaffirmation of Loan Documents by Parent. Parent hereby ratifies, confirms, and acknowledges that its obligations under the Credit Agreement and each other Loan Document are in full force and effect and that Parent continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Secured Obligations, as such Secured Obligations may have been amended by this Amendment pursuant to the Guaranty Agreement. Parent hereby acknowledges that its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by Parent in connection with the execution and delivery of amendments to the Credit Agreement or any of the other Loan Documents.
SECTION 5.    Representations and Warranties of Parent and Borrower. To induce Lenders and Administrative Agent to enter into this Amendment, Parent and Borrower each hereby represents and warrants to Lenders and Administrative Agent as follows:
5.1    Reaffirm Existing Representations and Warranties. Each representation and warranty of Parent or Borrower, as applicable, contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) on the date hereof after giving effect to the amendments set forth herein, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) as of such specified earlier date.

5.2    Due Authorization; No Conflict. The execution, delivery and performance by Parent and Borrower of this Amendment are within Parent’s or Borrower’s, as applicable, corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder or shareholder action (including, without limitation, any action required to be taken by any class of directors of Parent or Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of this Amendment). The execution, delivery and performance by Parent and Borrower of this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of Parent, Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of this Amendment, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any Material Document or any indenture, agreement or other instrument binding upon Borrower or any other Credit Party or its Properties, or give rise to a right thereunder to require any payment to be made by any Credit Party, and (d) will not result in the creation or imposition of any Lien on any Property of Borrower or any other Credit Party (other than the Liens created by the Loan Documents).
5.3    Validity and Enforceability. This Amendment constitutes a legal, valid and binding obligation of Parent and Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
5.4    Acknowledgment of No Defenses. Parent and Borrower each acknowledges that it has no defense to (%3) Borrower’s obligation to pay the Obligations when due, or (%3) the validity, enforceability or binding effect against Borrower or any other Credit Party of the Credit Agreement or any of the other Loan Documents (to the extent a party thereto) or any Liens intended to be created thereby.
SECTION 6.    Miscellaneous.
6.1    Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. This Amendment shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations as it may be increased pursuant hereto. This Amendment constitutes a Loan Document.
6.2    Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.3    Counterparts. This Amendment may be executed in counterparts, including, without limitation, by electronic signature, and all parties need not execute the same counterpart; however, no party shall be bound by this Amendment until Borrower, Parent and Lenders have executed a counterpart. Facsimiles or other electronic transmissions (e.g. pdfs) of such executed counterparts shall be effective as originals.
6.4    Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.
6.5    Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
6.6    Effectiveness. This Amendment shall be effective automatically and without necessity of any further action by Borrower, Administrative Agent or Lenders when counterparts hereof have been executed by Parent, Borrower and Lenders.
6.7    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

BORROWER:	GRAN TIERRA ENERGY INTERNATIONAL HOLDINGS LTD.
By:     /s/ Adrian Coral
Name: Adrian Coral
Title:    Director

PARENT:	GRAN TIERRA ENERGY INC.
By:     /s/ Ryan Ellson
Name: Ryan Ellson
Title:   Chief Financial Officer

Signature Page – Fourth Amendment

ADMINISTRATIVE AGENT:     THE BANK OF NOVA SCOTIA,
By:      /s/ Clement Yu
Name: Clement Yu
Title: Director

By:      /s/ Ryan Moonilal
Name: Ryan Moonilal
Title:    Analyst

Signature Page – Fourth Amendment

LENDERS:    THE BANK OF NOVA SCOTIA, as a Lender
By:      /s/ Philip Lloyd
Name:   Philip Lloyd
Title:    Director, International Banking

By:      /s/ Enrique Lopez
Name:  Enrique Lopez
Title:    Vice President, International Banking

Signature Page – Fourth Amendment

SOCIÉTÉ GÉNÉRALE,
as a Lender

By:      /s/ Max Sonnonstine
Name:  Max Sonnonstine
Title:    Director

Signature Page – Fourth Amendment

HSBC Bank Canada,
as a Lender

By:    /s/ Jason Lang
Name: Jason Lang
Title: Director, Global Banking

By: /s/ Greg Gannett
Name: Greg Gannett
Title:     Managing Director, Global Banking

Signature Page – Fourth Amendment

Export Development Canada,
as a Lender

By:    /s/ Trystan Glynn-Morris
Name: Trystan Glynn-Morris
Title: Senior Associate
            Structured and Project Finance

By: /s/ Frank Kelly
Name: Frank Kelly
Title:     Director, Extractive Industries
            Structured and Project Finance

Signature Page – Fourth Amendment

Natixis, New York Branch,
as a Lender

By:    /s/ Morvan Mallegol
Name: Morvan Mallegol
Title: Director

By: /s/ Federico Fiorentini
Name: Federico Fiorentini
Title:     Managing Director

Signature Page – Fourth Amendment

Royal Bank of Canada,
as a Lender

By: /s/ Bryn Davies
Name: Bryn Davies
Title:    Authorized Signatory

Signature Page – Fourth Amendment

ANNEX I

List of Maximum Credit Amounts

Lender	Applicable Revolving Credit Percentage	Maximum Revolving Credit Amounts
The Bank of Nova Scotia	22.50%	$112,500,000.00
Société Générale	22.50%	$112,500,000.00
HSBC Bank Canada	17.50%	$87,500,000.00
Export Development Canada	15.00%	$75,000,000.00
Natixis, New York Branch	15.00%	$75,000,000.00
Royal Bank of Canada	7.50%	$37,500,000.00
TOTAL:	100.00000000%	$500,000,000.00

Annex I

EXHIBIT B

FORM OF BORROWING REQUEST
[             ], 20[  ]
Gran Tierra Energy International Holdings Ltd., an exempted company duly incorporated with limited liability and existing under the laws of the Cayman Islands (the “Borrower”), pursuant to Section 2.04 of the Credit Agreement dated as of September 18, 2015 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, the Parent, The Bank of Nova Scotia, as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing of [the Term/a Revolving] Loan as follows:
(i)Aggregate amount of the requested Borrowing is $[            ];
(ii)    Date of such Borrowing is [            ], 20[  ];
(iii)    Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];
(iv)    [The initial Interest Period applicable thereto is [            ];] [Applicable only to Eurodollar Borrowings]
(v)    Amount of Borrowing Base in effect on the date hereof is $[            ];
(vi)    Total Revolving Credit Exposures on the date hereof (i.e., outstanding principal amount of Revolving Loans and total LC Exposure) are $            ];
(vii)    Pro forma total Revolving Credit Exposures (after giving effect to any requested Borrowing of Revolving Loans on or prior to the Borrowing Date) are $[            ]; and
(viii)    Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06 of the Credit Agreement, is as follows:
[    ]
[    ]
[    ]
[    ]
[    ]

Exhibit B

The undersigned certifies that he/she is the [            ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

At the time of and immediately after giving effect to the Borrowing of Revolving Loans or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable set forth above, the Borrower together with the other Credit Parties shall not have any cash or cash equivalents (other than Excluded Cash) in excess of $35,000,000 in the aggregate.

GRAN TIERRA ENERGY INTERNATIONAL HOLDINGS LTD.
By:
Name:
Title:

Exhibit B